Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
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FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
June 2, 2017	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
Nivalis Therapeutics, Inc.	Hamburg	Seoul
PO Box 18387	Hong Kong	Shanghai
Boulder, Colorado 80308	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Registration Statement No. 333-218134;

11,176,632 shares of common stock, par value

$0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Nivalis Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 11,176,632 shares of common stock, par value $0.001 per share (the “Shares”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2017 (Registration No. 333-218134) (as amended, the “Registration Statement”), in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of April 18, 2017, by and among the Company, Nautilus Merger Sub, Inc. and Alpine Immune Sciences, Inc. (“Alpine”), which is included as Annex A to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Alpine stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, and the Company has filed the amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware effecting a one-for-four

June 2, 2017

reverse stock split, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP